UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the registrant  ☒

Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material under Rule 14a-12

New York Community Bancorp, Inc.

(Name of Registrant as specified in its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4), and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transactions applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

Laura Coleman—Legal From: SPECIMEN <id@proxyvote.com> Sent: Wednesday, April 22, 2020 4:22 PM To: Krause, Dominique x57356 Subject: #NYCB20PXY# NEW YORK COMMUNITY BANCORP, INC. Annual Meeting %P36845_ 0_0123456789012345_0000001% Your Vote Counts! NEW YORK COMMUNITY BANCORP, INC. 2020 Annual Meeting June 3, 2020 Vote Now! 1

As an investor in this security, you have Ways to Vote the right to vote on important issues. Make your voice heard now! Go to ProxyVote.com Vote Common Shares by: Call 1-800-690-6903 June 2, 2020 Vote Plan Shares by: May 28, 2020 Control Number: 0123456789012345 This email represents the following share(s): NEW YORK COMMUNITY BANCORP INC 123,456,789,012.00000 NEW YORK COMMUNITY BANCORP, INC. 401K 123,456,789,012.00000 NEW YORK COMMUNITY BANCORP, INC. ESOP 123,456,789,012.00000 NYCB—STOCK INCENTIVE PLAN 123,456,789,012.00000 LONG ISLAND FINANCIAL CORP 123,456,789,012.00000 RICHMOND COUNTY FINANCIAL 123,456,789,012.00000 NEW YORK COMMUNITY BANCORP, INC. 401K 123,456,789,012.00000 NEW YORK COMMUNITY BANCORP, INC. ESOP 123,456,789,012.00000 NYCB NON-QUALIFIED STOCK INCENTIVE PLAN 123,456,789,012.00000 Dear New York Community Bancorp, Inc. Shareholder: The proxy materials for the New York Community Bancorp, Inc. (the “Company”) 2020 Annual Meeting of Shareholders are now available. This e-mail provides the information you need to view these materials online, cast your vote over the Internet, and (if desired) request a copy of the meeting materials. New York Community Bancorp, Inc.’s Board of Directors unanimously recommends that the Company’s stockholders vote “FOR” the elections of directors, “FOR” the ratification of KPMG LLP as the Company’s independent auditor, “FOR” an advisory vote to approve compensation for the executive officers, “FOR” a proposal to amend the Amended and Restated Certificate of Incorporation and Bylaws of the Company to eliminate the supermajority voting requirements, “FOR” a proposal to approve the 2020 New York Community Bancorp, Inc. Omnibus Incentive Plan, and “AGAINST” the two shareholder proposals disclosed in the Proxy Statement. 2

Your vote is very important. We urge you to take a moment now to follow the instructions provided in this e-mail and cast your vote. To view the Annual Meeting Materials, please go to the Internet site specified below. Important Materials: Proxy Statement 10-K Report Annual Report Attend the Virtual Meeting Attend the Meeting For holders as of April 7, 2020 Why Should I Vote? Make your voice heard on critical issues like board elections and executive compensation. The outcome of the vote can affect the value of your shares. (c) 1997-2020 Broadridge Financial Solutions Inc. P.O. Box 1310, Brentwood, NY 11717 ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc. CUSIP is a registered trademark of the American Bankers Association. All other registered marks belong to their respective owners. Email Settings | Terms and Conditions | Privacy Statement This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by e-mail and delete the message and any attachments from your system. 3